   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1998

                                                      REGISTRATION NO. 333-47493

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ______________
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               __________________

APPLIED POWER INC.                        APPLIED POWER CAPITAL TRUST I
(Exact name of Registrant as              APPLIED POWER CAPITAL TRUST II
 specified in its charter)
                                          (Exact name of each Registrant as
                                          specified in its Trust Agreement)

WISCONSIN                                 DELAWARE
(State or other jurisdiction of           (State or other jurisdiction of
incorporation or organization)            incorporation or organization)

39-1068610                                EACH TO BE APPLIED FOR
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

13000 WEST SILVER SPRING DRIVE            c/o APPLIED POWER INC.
BUTLER, WISCONSIN 53007-1093              13000 WEST SILVER SPRING DRIVE
(414) 783-9279                            BUTLER, WISCONSIN 53007-1093
(Address, including zip code, and         (414) 783-9279
telephone                                 (Address, including zip code, and telephone
number, including area code, of           number, including area code, of Registrants'
Registrant's                              principal executive offices)
principal executive offices)


                              ROBERT C. ARZBAECHER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               APPLIED POWER INC.
                         13000 WEST SILVER SPRING DRIVE
                          BUTLER, WISCONSIN 53007-1093
                                 (414) 783-9279
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ________________

                                   COPIES TO:

       BRUCE C. DAVIDSON                                 GARY W. WOLF
      QUARLES & BRADY LLP                          CAHILL GORDON & REINDEL
   411 EAST WISCONSIN AVENUE                             80 PINE STREET
   MILWAUKEE, WISCONSIN 53202                      NEW YORK, NEW YORK 10005
       (414) 277-5000                                   (212) 701-3600
                                ________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time or from time to time after the effective date of this Registration Statement as the Registrants shall determine in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                           PROPOSED
                                           AMOUNT       PROPOSED           MAXIMUM             AMOUNT
        TITLE OF EACH CLASS OF              TO BE     OFFERING PRICE       OFFERING         REGISTRATION
      SECURITIES TO BE REGISTERED        REGISTERED      PER UNIT           PRICE                FEE
------------------------------------------------------------------------------------------------------------
Securities of Applied Power Inc.:        (1)    (2)         (3)         $300,000,000 (3)    $  88,500 (4)
   Debt Securities
   Cumulative Preferred Stock, par
   value $1.00 per share
   Depositary Shares
   Class A Common Stock, par value
   $.20 per share
   Warrants
   Stock Purchase Contracts
   Stock Purchase Units
Preferred Securities of Applied
   Power Capital Trust I
Preferred Securities of Applied
   Power Capital Trust II
Guarantees of Preferred Securities
   of Applied Power Capital Trust I
   and Applied Power Capital Trust II
   by Applied Power Inc. (5)
============================================================================================================

(1) Such indeterminate number or amount of Debt Securities, Cumulative Preferred Stock, Depositary Shares, Class A Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units of Applied Power Inc. and Preferred Securities of Applied Power Capital Trust I and Applied Power Capital Trust II as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to Applied Power Capital Trust I and Applied Power Capital Trust II, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Applied Power Capital Trust I and Applied Power Capital Trust II and the distribution of the assets thereof. Securities registered hereunder (the"Securities") may be sold separately, together or as units with other Securities registered hereunder.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all Securities not to exceed $300,000,000. If any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering price for Securities aggregating $300,000,000. In addition, this Registration Statement includes such presently indeterminate number of Securities as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

(4) Calculated pursuant to Rule 457(o) at the statutory rate of .000295 of the maximum aggregate offering price in effect at the time of and paid with the filing of the Registration Statement on March 6, 1998.

(5) Applied Power Inc. is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by Applied Power Capital Trust I and Applied Power Capital Trust II. No separate consideration will be received for any Guarantee or any other such obligations.

                            ______________________



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          ==========================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS


                SUBJECT TO COMPLETION, DATED DECEMBER 24, 1998


                                 $300,000,000


                              APPLIED POWER INC.


                 DEBT SECURITIES, CUMULATIVE PREFERRED STOCK,
                        CLASS A COMMON STOCK, WARRANTS,
                         STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS

                               ________________

                         APPLIED POWER CAPITAL TRUST I
                        APPLIED POWER CAPITAL TRUST II


          PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                              APPLIED POWER INC.


     Applied Power Inc., a Wisconsin corporation (the "Company"), may offer and sell from time to time, together or separately, (i) its unsecured debt securities ("Debt Securities"), which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities"), or junior subordinated (the "Junior Subordinated Debt Securities") in priority of payment,
(ii) shares of its Cumulative Preferred Stock, par value $1.00 per share, which may be represented by depositary shares as described herein (the "Preferred Stock"), (iii) shares of its Class A Common Stock, par value $.20 per share (the "Class A Common Stock"), (iv) warrants (the "Warrants") to purchase any of the foregoing Debt Securities, Preferred Stock or Class A Common Stock, (v) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Class A Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities (as defined below) of an Applied Power Trust (as defined below), securing the holder's obligation to purchase Class A Common Stock under the Stock Purchase Contract. The Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, together with the Preferred Securities and the related Guarantees (as defined below), are collectively referred to herein as the "Securities." The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering thereof and to be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The Securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the Securities may be payable in U.S. dollars, foreign currencies or foreign currency units.

     Applied Power Capital Trust I and Applied Power Capital Trust II, each a statutory business trust created under the laws of the State of Delaware (each, an "Applied Power Trust," and collectively, the "Applied Power Trusts"), may severally offer preferred securities (the "Preferred Securities") representing undivided beneficial ownership interests in the assets of such Applied Power Trust. The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of each Applied Power Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the Applied

Power Trusts out of monies held by the Property Trustee (as defined herein) of such Applied Power Trust, and payments on liquidation of such Applied Power Trust and on redemption of Preferred Securities of such Applied Power Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all senior indebtedness and subordinated indebtedness of the Company. Except as otherwise provided in the applicable Prospectus Supplement, (i) concurrently with the issuance by an Applied Power Trust of its Preferred Securities, such Applied Power Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms directly corresponding to the terms of that Applied Power Trust's Preferred Securities, (ii) the Corresponding Junior Subordinated Debt Securities will be the sole assets of that Applied Power Trust and (iii) payments under the Corresponding Junior Subordinated Debt Securities will be the only revenue of each Applied Power Trust. Unless otherwise specified in an applicable Prospectus Supplement, the Company may redeem the Corresponding Junior Subordinated Debt Securities (and cause the redemption of Trust Securities) or may dissolve each Applied Power Trust and, after satisfaction of creditors of such Applied Power Trusts as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interests in the applicable Applied Power Trust. See "Description of Preferred Securities -- Liquidation Distribution upon Dissolution."

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                               ________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ________________


           The date of this Prospectus is                   , 199_.

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement or Supplements, together with the terms of the offering of any such Securities, the initial price thereof, the net proceeds from the sale thereof and the intended use or uses of such proceeds. The Prospectus Supplement will also set forth with respect to the particular Securities offered, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the designation, aggregate principal amount, authorized denominations and priority thereof, the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable, the date on which such Debt Securities will mature, the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate, the dates on which such interest, if any, will be payable, the deferral of payment of any interest, any conversion or exchange provisions, any redemption or sinking fund provisions and any additional or other rights, preferences, privileges, limitations and restrictions relating to such Debt Securities, (ii) in the case of Preferred Stock, the specific designation, number of shares or fractional interests therein and any dividend, liquidation, redemption, exchange, voting, conversion and other rights, preferences and privileges, (iii) in the case of Class A Common Stock, the aggregate number of shares offered and market price and dividend information, (iv) in the case of the Warrants, the Debt Securities, the Preferred Stock or Class A Common Stock, respectively, for which each such Warrant is exercisable and the exercise price, duration, detachability and other terms of the Warrants, (v) in the case of Stock Purchase Contracts, the designation and number of shares of Class A Common Stock issuable thereunder, the purchase price of the Class A Common Stock, the date or dates on which the Class A Common Stock is required to be purchased by the holders of the Stock Purchase Contracts and any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of an Applied Power Trust securing the holders' obligation to purchase the Class A Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Security (as defined herein) as a result of such early settlement and the specific terms of the Prepaid Security and (vii) in the case of Preferred Securities of an Applied Power Trust, the specific designation, number of securities, liquidation amount per security, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Corresponding Junior Subordinated Debt Securities of the Company. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to the Securities described in the Prospectus Supplement. All or a portion of the Securities may be issued in permanent or temporary global form (each a "Global Security").

     The aggregate initial offering price of all Securities shall not exceed $300,000,000 (or, if any Securities are issued (i) with any initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds equivalent to $300,000,000 at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of $300,000,000).

     The Securities may be sold through underwriters or dealers or may be sold by the Company and/or each Applied Power Trust directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

                               ________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE

SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at the prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and accessed electronically at the web site maintained by the Commission (http://www.sec.gov). Such material can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, where the Class A Common Stock is listed (symbol "APW").

     This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company and the Applied Power Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy of the applicable document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Applied Power Trusts have been included herein. The Company and the Applied Power Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Applied Power Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each Applied Power Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee Agreement (as defined herein), the applicable Trust Agreement (as defined herein), the Corresponding Junior Subordinated Debt Securities and the applicable Securities Resolution under the Indenture (as defined herein), taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Applied Power Trust's obligations under the Preferred Securities. See "The Applied Power Trusts," "Description of Preferred Securities," "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company (Commission File No. 1-11288) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998;

     (b) The Company's Current Report on Form 8-K dated September 29, 1998 and Amendment No. 1 thereto on Form 8-K/A filed December 11, 1998; and

     (c) The description of the Class A Common Stock contained in the Company's Current Report on Form 8-K dated August 12, 1998 filed for the purpose of updating and superseding the description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 11, 1987, as previously updated by the Company's Current Report on Form 8-K dated January 28, 1991.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner of Securities, upon the written or oral request of any such person, a copy of any and all of the documents that have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Investor Relations, Applied Power Inc., 13000 West Silver Spring Drive, Butler, Wisconsin 53007 (telephone: (414) 783-9279).

                               ________________

      Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars" or "U.S.$").

               FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

     This Prospectus and any Prospectus Supplement (including the documents incorporated herein or therein by reference) may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "project," "objective" and similar expressions are intended to identify forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause the Company's actual results to differ materially from those contemplated in the forward-looking statements include factors described under the caption "Risk Factors That May Affect Future Results" or similar cautionary captions in the documents incorporated herein by reference.

                                  THE COMPANY

     The Company, a Wisconsin corporation incorporated in 1910, is a diversified global company engaged in the business of providing tools, equipment, systems and supply items to a variety of end-users and original equipment manufacturers ("OEMs") in the manufacturing, computer, semiconductor, telecommunication, datacom, construction, electrical, transportation, recreational vehicle, natural resources, aerospace, defense, and other industries.

     The Company's operations are divided into three business segments:

    .     Enclosure Products and Systems
          ------------------------------

          Electronic enclosure products, systems and technical environment solutions sold into the telecommunications, computer networking, semiconductor equipment, medical, electronic and manufacturing environments.

     .    Engineered Solutions
          --------------------

          Motion, vibration control and magnetic applications and systems primarily for OEM customers.

     .    Tools and Supplies
          ------------------

          Industrial and electrical tools and supplies sold primarily through distributors and mass merchandisers.

ENCLOSURE PRODUCTS AND SYSTEMS

     Enclosure Products and Systems ("EPS"), formerly known as Technical Environments and Enclosures, provides users and manufacturers of electronic equipment with technical furniture and electronic enclosure products and systems. Technical furniture, sold primarily under the Wright Line brand name, is used to configure the environment in which computers reside, including computer room, manufacturing or technical office environments. Electronic enclosure products are cabinets, racks and subracks that are sold under the Stantron and VERO brand names. Other products include backplanes, power supplies and cases sold under the VERO, Danica and ZERO Halliburton (R) brand names, respectively. In addition to providing standard products, EPS sells customized electronic enclosure systems allowing the Company to provide completely integrated and tested products to a wide array of customers including the telecommunication, computer networking, semiconductor manufacturing equipment and automated teller machines markets. The systems business is driven by the desire of many producers of electronic components to outsource manufacturing and it relies heavily on EPS' skills in new product development, supply chain management, assembly and testing. EPS also has a global drop ship capability. EPS products are primarily sold direct, with specific standard products going through distribution in selected markets. EPS sales and manufacturing locations are mainly in Europe and North America.

ENGINEERED SOLUTIONS

     Engineered Solutions ("ES") is a technology based business providing customized solutions to OEM customers in the truck, aerospace, automotive, recreational vehicle, electrical/electronic enclosures and other general industrial markets. ES possesses particular competence in hydraulic, electromechanical, rubber/elastomer molding, magnetic, thermal systems and electronic control techniques. Principal brand names that ES trades under include McLean, Barry Controls, Power Gear, Power Packer, Vlier, Mox-Med and Eder. The segment's sales, engineering and manufacturing activities are primarily in Europe and North America. As an OEM supplier, ES operates as a just-in-time supplier and maintains numerous quality certifications including ISO 9001 and ISO 9000. Most ES sales are diversified by customer and end user industry and are primarily sold through direct sales persons, with sales representatives and distributors used in certain situations.

TOOLS AND SUPPLIES

     Tools and Supplies ("TS") provides a wide array of electrical and industrial tools and supplies to wholesale distributors, catalogs and various retail channels of distribution. TS provides over 10,000 stock keeping units ("SKUs"), most of which are designed and manufactured by the Company in North America. TS has particular expertise in hydraulic design and plastic injection molding. The Company maintains a sophisticated sourcing operation to supply additional products to supplement its own products and meet its customers' needs. Principal brand names used by the Company include Enerpac, GB Gardner Bender, Ancor, Calterm and Del City. End user markets include general industrial, construction, retail marine, retail automotive, do-it-yourself and production automation. To provide its customers with the service levels required, TS maintains a sophisticated warehouse and physical distribution capability in North America, Europe and Asia. Certain products are sold on an OEM basis.

                                   * * * * *

     The Company has had an active acquisition program and regularly reviews acquisition opportunities in the ordinary course of its business, some of which may be material. Such opportunities may be under investigation, discussion, or negotiation at any particular time or from time to time.

     The Company's principal executive offices are located at 13000 West Silver Spring Drive, Butler, Wisconsin 53007, and its telephone number is (414) 783-9279.

                                USE OF PROCEEDS

     Except as otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities (other than the Trust Securities) to refinance, in part, existing indebtedness and/or for general corporate purposes. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities. The Company expects from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot now be determined. Each Applied Power Trust will use all proceeds received from the sale of its Trust Securities to purchase the applicable Corresponding Junior Subordinated Debt Securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company for the periods indicated.

                                                   YEARS ENDED AUGUST 31,
                                              -------------------------------
                                              1998(1)  1997  1996  1995  1994
                                              ----     ----  ----  ----  ----
Ratio of Earnings to Fixed Charges (2) (3)     2.6      5.3   7.4   5.5   4.0

___________________

(1) 1998 net earnings include a non-recurring restructuring charge of $52,637,000 which related to merger costs, various plant consolidations, and other cost reductions and product rationalization efforts of the Company. Excluding this charge and the related tax benefit, the ratio of earnings to fixed charges would have been 4.6.

(2) The ratios reflect the combined results of operations and financial position of the Company and ZERO Corporation, acquired by merger on July 31, 1998, restated for all periods presented pursuant to the pooling-of-interests method of accounting, and reflect the results of other acquired companies from their respective effective dates of acquisition in accordance with the purchase method of accounting.

(3) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes, cumulative effect of change in accounting methods, discontinued operations, extraordinary items and fixed charges. "Fixed charges" consist of interest on indebtedness, amortization of debt expenses and one-third of rent expense which is deemed representative of an interest factor.

                           THE APPLIED POWER TRUSTS

     Each Applied Power Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor of such Applied Power Trust, and the Issuer Trustees (as defined herein) of such Applied Power Trust and (ii) a certificate of trust filed with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Applied Power Trust exists for the exclusive purposes of
(i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Each of the Applied Power Trusts is a separate legal entity, and the assets of one will not be available to satisfy the obligations of any other similar trust which may be created.

     All of the Common Securities of each Applied Power Trust will be owned by the Company. The Common Securities of an Applied Power Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Applied Power Trust, except that upon the occurrence and continuance of a Trust Event of Default (as defined herein) resulting from an Event of Default with respect to Corresponding Junior Subordinated Debt Securities, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Applied Power Trust. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Applied Power Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Applied Power Trust has a term of approximately 50 years, but may dissolve earlier as provided in the applicable Trust Agreement. Each Applied Power Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Applied Power Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago will act as trustee under the Guarantee Agreement (as defined herein). See "Description of Guarantees" and "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities." The holder of the Common Securities of an Applied Power Trust, or the holders of a majority in liquidation amount of the outstanding related Preferred Securities if a Trust Event of Default resulting from an Event of Default with respect to Corresponding Junior Subordinated Debt Securities for such Applied Power Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Applied Power Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. Pursuant to the Indenture, the Company, as borrower, will pay all fees and expenses related to each Applied Power Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Applied Power Trust.

     The principal executive office of each Applied Power Trust is c/o Applied Power Inc., 13000 West Silver Spring Drive, Butler, Wisconsin 53007, and its telephone number is (414) 783-9279.

                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued in one or more series under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Indenture will be subject to, and governed by, the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution (which may be in the form of a resolution or a supplemental indenture) authorizing a series (copies of which have been or will be filed with the Commission). All article and section references herein are to the articles and sections of the Indenture, and all capitalized terms used in this section without definition have the meanings given such terms in the Indenture.

     The Debt Securities will constitute senior, subordinated or junior subordinated debt of the Company. The Debt Securities will be issued under one or more separate Securities Resolutions for Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

GENERAL

     The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions creating such series. The Indenture does not restrict the amount of debt that may be incurred by the Company or any subsidiary. The Indenture does not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in the ratings or credit quality of the Company. As of the date of this Prospectus, there were no Debt Securities outstanding under the Indenture. The ranking of a series of Debt Securities with respect to all indebtedness of the Company will be established by the Securities Resolution creating such series. As of November 30, 1998, approximately $872 million of existing indebtedness of the Company would have ranked pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities and the Junior Subordinated Debt Securities and there was no existing indebtedness of the Company that would have ranked pari passu with the Subordinated Debt Securities and senior to the Junior Subordinated Debt Securities. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupons unless otherwise indicated in the applicable Prospectus Supplement.

TERMS

     Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations;
(2) the price at which such Debt Securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate or rates, if any, or method of calculating the interest rate or rates; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal and interest;
(7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company including any sinking fund; (9) the terms of any conversion or exchange right; (10) the terms of any redemption at the option of Holders; (11) any tax indemnity provisions;
(12) if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments; (13) the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below); (14) whether and upon what terms Debt Securities may be defeased; (15) whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply; (16) provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; (17) the ranking of the Debt Securities, including the relative degree, if any, to which the Debt

Securities of such series shall be subordinated to one or more other series of Debt Securities in right of payment, whether outstanding or not; (18) any provisions relating to extending or shortening the date on which the principal and premium, if any, of the Debt Securities of such series is payable; (19) any provisions relating to the deferral of payment of any interest; (20) if such Debt Securities are to be issued to an Applied Power Trust, the forms of the related trust agreement and guarantee agreement relating thereto; (21) the additions or changes, if any, to the Indenture with respect to the Debt Securities of such series as shall be necessary to permit or facilitate the issuance of such Debt Securities to an Applied Power Trust; and (22) any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

     Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, and in such denominations as specified in the terms of the series. (Section 2.01)

     In connection with its original issuance, no bearer Debt Security will be offered, sold or delivered to any location in the United States, and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with United States laws and regulations. (Section 2.04)

     Registration of transfer of registered Debt Securities may be requested upon surrender thereof at any agency of the Company maintained for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

     Debt Securities may be issued under the Indenture as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Debt Securities. "Discounted Debt Security" means a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series will be convertible into or exchangeable for Class A Common Stock, Preferred Stock, Preferred Securities or other securities, property, cash or obligations or a combination of any of the foregoing, will be summarized in the Prospectus Supplement relating to such series. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the Holder or at the option of the Company.

CERTAIN COVENANTS

     Any restrictive covenants which may apply to a particular series of Debt Securities will be described in the Prospectus Supplement relating thereto.

RANKING OF DEBT SECURITIES

     Unless stated otherwise in a Prospectus Supplement, the Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company. The Debt Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. The Indenture does not limit the ability of any of the Company's subsidiaries to issue debt, and the Debt Securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries.

SUCCESSOR OBLIGOR

     The Indenture provides that, unless otherwise specified in the Securities Resolution establishing a series of Debt Securities, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor, unless: (1) the person is organized under the laws of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture, the Debt Securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction no Default (as defined below) exists. The successor shall be substituted for the Company, and thereafter all obligations of the Company under the Indenture, the Debt Securities and any coupons shall terminate. (Section 5.01)

EXCHANGE OF DEBT SECURITIES

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.07)

DEFAULTS AND REMEDIES

     Unless the Securities Resolution establishing the series otherwise provides (in which event the Prospectus Supplement will so state), an "Event of Default" with respect to a series of Debt Securities will occur if:

     (1) the Company defaults in any payment of interest on any Debt Securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;

     (2) the Company defaults in the payment of the principal and premium, if any, of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

     (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of the series as required by the Securities Resolution establishing such series;

     (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 60 days after the notice specified below;

     (5)  the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian for the Company or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days; or

     (7) there occurs any other Event of Default provided for in such series. (Section 6.01)

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice.
(Section 6.01) If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series (or, in the case of a series issued to an Applied Power Trust, so long as any of the related Preferred Securities of such Applied Power Trust remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of such series fail to declare the principal of all the Debt Securities of such series to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of such Preferred Securities then outstanding shall have such right) by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debt Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. The Holders of a majority in principal amount of the series, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; provided, that in the case of a series issued to an Applied Power Trust, so long as any of the related Preferred Securities of such Applied Power Trust remain outstanding, the holders of a majority in aggregate liquidation amount of such Preferred Securities then outstanding shall also have such right to rescission of acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 6.02) If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series. (Section 6.03)

     In the case of a series issued to an Applied Power Trust, any holder of the related Preferred Securities of such Applied Power Trust shall have the right, upon the occurrence and continuance of an Event of Default described in clauses
(1) and (2) of the first paragraph of this subsection with respect to such series, to institute a suit directly against the Company to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder. (Section 6.06)

     The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. (Section 7.01) Subject to certain limitations, Holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power with respect to such series. (Section 6.05) Except in the case of Default in payment on a series, the Trustee may withhold from Holders of such series notice of any continuing Default if it determines that withholding the notice is in the interest of Holders of the series. (Section 7.04) The Company is required to furnish the Trustee annually a brief certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 4.04)

     The Indenture does not have a cross-default provision. Thus, a default by the Company on any other debt, including any other series of Debt Securities, would not constitute an Event of Default. A Securities Resolution may provide for a cross-default provision, in which case the Prospectus Supplement will describe the terms thereof.

AMENDMENTS AND WAIVERS

     The Indenture and the Debt Securities or any coupons of the series may be amended, and any default may be waived as follows: Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), the Company and the Trustee may amend the Debt Securities, the Indenture and any coupons with the written consent of the Holders of a majority in principal amount of the Debt Securities of all series affected voting as one class; provided that, in the case of a series issued to an Applied Power Trust, so long as any of the related Preferred Securities of such Applied Power Trust remain outstanding, no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debt Securities of such series and all accrued and unpaid interest thereon have been paid in full; and provided further that, in the case of a series issued to an Applied Power Trust, so long as any of the related Preferred Securities of such Applied Power Trust remain outstanding, no amendment shall be made to the provisions of the Indenture described in the fourth paragraph under "Defaults and Remedies" above without the prior consent of the holders of each such Preferred Security then outstanding unless and until the principal (and premium, if any) of the Debt Securities of such series and all accrued and unpaid interest thereon have been paid in full. (Section 10.02) Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), a Default on a particular series may be waived with the consent of the Holders of a majority in principal amount of the Debt Securities of the series (or, in the case of a series issued to an Applied Power Trust, so long as any of the related Preferred Securities of such Applied Power Trust remain outstanding, the holders of a majority in aggregate liquidation amount of such Preferred Securities then outstanding). (Section 6.04) However, without the consent of each Debt Security holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver,
(2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof, (5) change the currency in which the principal or interest on a Debt Security is payable, (6) make any change that materially adversely affects the right to convert or exchange any Debt Security, or (7) waive any Default in payment of interest on or principal of a Debt Security. (Sections 6.04 and 10.02) Without the consent of any Debt Security holder, the Company and the Trustee may amend the Indenture, the Debt Securities or any coupons to cure any ambiguity, omission, defect, or inconsistency; to provide for assumption of Company obligations to Debt Securityholders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions of the Indenture shall not apply to a series of Debt Securities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Debt Security holder. (Section 10.01)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and coupons, and to maintain paying agencies in respect of the Debt Securities) with respect to the Debt Securities of the series and any related coupons and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations, if any, with respect to the Debt Securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series. (Section 8.01)

     To exercise either defeasance option as to a series, the Company must (i) irrevocably deposit in trust (the "defeasance trust") with the Trustee or another trustee money or U.S. Government Obligations, (ii) deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all Debt Securities of such series to maturity or redemption, as the case may be, and (iii) comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to Holders for federal income tax purposes. "U.S. Government Obligations" means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United

States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

CERTAIN PROVISIONS RELATING TO CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     General. The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Indenture with terms corresponding to the terms of a series of related Preferred Securities. Concurrently with the issuance of each Applied Power Trust's Preferred Securities, such Applied Power Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debt Securities issued by the Company to such Applied Power Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities and the Common Securities of such Applied Power Trust and will rank pari passu with all other series of Junior Subordinated Debt Securities. Holders of the related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Indenture or upon occurrence of a Trust Event of Default (as defined under "Description of Preferred Securities -- Events of Default; Notice") relating to Corresponding Junior Subordinated Debt Securities described under "-- Amendments and Waivers," "-- Defaults and Remedies," and "-- -- Enforcement of Certain Rights by Holders of Preferred Securities," unless provided otherwise in the Prospectus Supplement for such related Preferred Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of the Applied Power Trust to which Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind-up or liquidate any Applied Power Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of such Applied Power Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Applied Power Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes. For additional covenants relating to payment of certain expenses of the Applied Power Trusts, see "Description of Preferred Securities -- Payment of Expenses."

     Option to Extend Interest Payment Date. If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Corresponding Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity date of such series of Corresponding Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Corresponding Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

     Redemption. Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. Corresponding Junior Subordinated Debt Securities may be redeemed in the denominations as set forth in the applicable Prospectus Supplement. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof. Unless otherwise specified in the applicable Prospectus Supplement, the Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the redemption date.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Junior Subordinated Debt Security Tax Event (as defined below) or an Investment Company Event (as defined below) in respect of an Applied Power Trust shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities held by such Applied Power Trust at any time within 90 days of the occurrence of such Junior Subordinated Debt Security Tax Event or Investment Company Event, in whole but not in part, subject to the provisions of the applicable Securities Resolution. The redemption price for any such Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Applied Power Trust is the holder of all such outstanding Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the Applied Power Trust to redeem the corresponding Trust Securities in accordance with their terms.

     "Junior Subordinated Debt Security Tax Event" means the receipt by the applicable Applied Power Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of Corresponding Junior Subordinated Debt Securities pursuant to the applicable Securities Resolution, there is more than an insubstantial risk that (i) the applicable Applied Power Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities,
(ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the applicable Applied Power Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the applicable Applied Power Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in the Investment Company Act"), the applicable Applied Power Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in the Investment Company Act becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Applied Power Trust.

     Restrictions on Certain Payments. The Company will, unless otherwise provided in the applicable Prospectus Supplement, covenant, as to each series of Corresponding Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Corresponding Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than
(a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's shareholder rights plan ("Rights Agreement"), if any, or any successor to such Rights Agreement, and the declaration of a dividend of such rights or the issuance of stock under a Rights Agreement in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (A) there shall have occurred any event of which the Company has actual knowledge
(a) that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Corresponding Junior Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (B) if such Corresponding Junior Subordinated Debt Securities are held by an Applied Power Trust which is the issuer of a series of related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such related Preferred Securities or (C) the Company shall have given notice of its selection of an Extension Period as provided pursuant to the Securities Resolution with respect to the Corresponding Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     Enforcement of Certain Rights by Holders of Preferred Securities. If an Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest, if any, on such series of Corresponding Junior Subordinated Debt Securities on the date such interest, premium or principal is otherwise payable, a holder of related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest, if any, on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Applied Power Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right pursuant to the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. Unless otherwise specified in the applicable Prospectus Supplement, the holders of the related Preferred Securities will not be able to exercise directly any remedies other than those set forth in this paragraph available to the holders of the Corresponding Junior Subordinated Debt Securities.

REGARDING THE TRUSTEE

     The First National Bank of Chicago will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) The Company may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period. (Section 7.07) The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

              DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to Warrants to purchase Debt Securities (the "Debt Warrants") are summaries of, and subject to, the detailed provisions of a Debt Warrant Agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), a form of which will be filed with the Commission.

GENERAL

     The Debt Warrants, evidenced by Debt Warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Debt Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (iii) if applicable, the designation and terms of the Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Security; (iv) if applicable, the date on and after which the Debt Warrants and the related Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(vi) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (vii) Federal income tax consequences; (viii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; and (ix) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any Co-Debt Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Debt Warrants do not have any of the rights of Holders of Debt Securities (except to the extent that the consent of holders of Debt Warrants may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS TO PURCHASE DEBT SECURITIES

     Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or at the corporate trust office of the Co-Debt Warrant Agent, if any, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent or Co-Debt Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the holder exercising the Debt Warrant and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

     The following summary does not purport to be a complete description of the applicable provisions of the Company's Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "Bylaws"), as amended from time to time, copies of which have been or will be filed with the Commission, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.

     The authorized capital stock of the Company as of November 30, 1998, consisted of 80,000,000 shares of Class A Common Stock, $.20 par value ("Class A Common Stock"), of which 38,674,551 shares were issued and outstanding; 7,500,000 shares of Class B Common Stock, $.20 par value ("Class B Common Stock"), none of which were issued and outstanding; and 800,000 shares of Cumulative Preferred Stock, $1.00 par value ("Preferred Stock"), none of which have been issued. Class A Common Stock and Class B Common Stock are collectively referred to herein as "Common Stock."

PREFERRED STOCK

     The Preferred Stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as the Board of Directors of the Company may determine, without further approval by holders of Common Stock. If any shares of Class B Common Stock were outstanding, any voting rights conferred on holders of Preferred Stock would be limited, with respect to the election of directors, to the power to vote together with holders of Class A Common Stock in electing a "maximum minority" of the Board of Directors, as described under "Common Stock" below.

     If the Company issues any shares of Preferred Stock, the Company would be permitted to pay dividends or make other distributions upon the Common Stock (except for distributions payable in shares of Common Stock) only after paying or setting apart funds for payment of current dividends and any accrued but unpaid dividends upon the outstanding Preferred Stock, at the rate or rates designated for each series of outstanding Preferred Stock, and making provision for any mandatory sinking fund payments. In the event of voluntary or involuntary liquidation of the Company, the holders of any outstanding Preferred Stock would be entitled to receive all accrued dividends on the Preferred Stock and the liquidation amount specified for each series of Preferred Stock before any amount may be distributed to holders of the Common Stock.

     Each series of Preferred Stock will have such designation, preferences, limitations and relative rights as shall be stated in the resolution or resolutions providing for the designation and issue of such series adopted by the Board of Directors (or any duly authorized committee thereof). The amendment to the Articles setting forth the terms of each series will be filed with the Commission in connection with the offering of such series of Preferred Stock. The Prospectus Supplement relating to an offering of Preferred Stock (or securities convertible into Preferred Stock) will describe terms relevant thereto including the number of shares offered, the initial offering price and the relative rights and preferences of the shares of such series.

     Under the Articles, all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which the Board of Directors may establish variations between different series not inconsistent with other provisions in the Articles: (a) the dividend rate; (b) the price at and terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in the event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchase of shares; (e) the terms and conditions on which shares may be converted into Common Stock, if the shares of any series are issued with the privilege of conversion; and (f) voting rights, if any, subject to the provisions regarding voting rights described herein.

     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined below).

     The holders of Preferred Stock will have no preemptive rights. Under the Articles, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company, rank prior to the Common Stock and on a parity with each other series of Preferred Stock.

COMMON STOCK

     The rights and preferences of shares of Class A Common Stock and Class B Common Stock are identical, except as to voting power with respect to the election of directors and conversion rights.

     On all matters other than the election of directors, the holders of Class A Common Stock and Class B Common Stock possess equal voting power of one vote per share, voting as a single class of stock (unless otherwise required by the Wisconsin Business Corporation Law--the "WBCL"). In the election of the Board of Directors, the holders of Class A Common Stock, voting together as a single class with the holders of any Preferred Stock which has voting power, are entitled to elect a "maximum minority" of the number of directors to be elected. As a result of the "maximum minority" provision, the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the balance of the directors, constituting a "minimum majority" of the number of directors to be elected. If an even number of directors is to be elected, the holders of Class B Common Stock will be entitled to elect two more directors than the holders of Class A Common Stock and any Preferred Stock having voting power; if the number of directors to be elected is an odd number, the holders of Class B Common Stock will be entitled to elect one more director than the holders of Class A Common Stock and any Preferred Stock having voting power. In the event there are no shares of Class B Common Stock outstanding, holders of Class A Common Stock, together with holders of any Preferred Stock having voting power, shall elect all of the directors to be elected. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

     Holders of both classes of Common Stock are equally entitled to such dividends as the Company's Board of Directors may declare out of funds legally available therefor. If the Company were to issue any of its authorized Preferred Stock, no dividends could be paid or set apart for payment on shares of Common Stock, unless paid in Common Stock, until dividends on all of the issued and outstanding shares of Preferred Stock had been paid or set apart for payment and provision had been made for any mandatory sinking fund payments. Certain covenants contained in the Company's debt agreements, or in the provisions of the Articles for the benefit of any Preferred Stock that may be issued, from time to time could have the direct or indirect effect of limiting the payment of dividends or other distributions on (including redemptions and purchases of) the Company's capital stock. Stock dividends on Class A Common Stock may be paid only in shares of Class A Common Stock and stock dividends on Class B Common Stock may be paid only in shares of Class B Common Stock.

     The Articles contain provisions which provided for the conversion of Class B Common Stock into shares of Class A Common Stock on a share-for-share basis at the option of the holder, and for the automatic conversion of all outstanding shares of Class B Common Stock to Class A Common Stock on a share-for-share basis when the number of outstanding shares of Class B Common Stock was reduced below a certain threshold. All of the shares of Class B Common Stock that had been outstanding were converted into Class A Common Stock pursuant to these conversion provisions. Holders of Class A Common Stock do not have any conversion rights.

     In the event of dissolution or liquidation of the Company, the holders of both classes of Common Stock are entitled to share ratably all assets of the Company remaining after payment of the Company's liabilities and satisfaction of the rights of any series of Preferred Stock which may be outstanding. There are no redemption or sinking fund provisions with respect to the Common Stock.

     The Class A Common Stock is listed on the NYSE. Firstar Bank Milwaukee, N.A., Milwaukee, Wisconsin, serves as the transfer agent for the Class A Common Stock.

GENERAL

     The Articles provide that the affirmative vote of two-thirds of all shares entitled to vote thereon is required in order to constitute shareholder approval of a merger, consolidation, or liquidation of the Company, sale or other disposition of all or substantially all of its assets, amendment of the Articles or the Bylaws, or removal of a director.

     Directors of the Company are currently elected to serve one-year terms. The Articles provide that the Bylaws (which may be amended by the Board of Directors or by the shareholders) may provide for the division of the Board of Directors into two or three classes, serving staggered two or three-year terms.

     When the Company has received the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. Shareholders are subject to personal liability under Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.

     Holders of capital stock of the Company do not have preemptive or other subscription rights to purchase or subscribe for unissued stock or other securities of the Company.

CERTAIN STATUTORY PROVISIONS

     Under Section 180.1150(2) of the WBCL, the voting power of shares of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), which are held by any person (including two or more persons acting in concert) in excess of 20% of the voting power in the election of directors shall be limited (in voting on any matter) to 10% of the full voting power of the shares in excess of 20%, unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150(2), including (among others) shares acquired directly from the Company, shares acquired before April 22, 1986, and shares acquired in a merger or share exchange to which the Company is a party.

     Sections 180.1130 to 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), certain business combinations not meeting certain fair price standards specified in the statute must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares beneficially owned by a "significant shareholder" or an affiliate or associate thereof who is a party to the transaction. The term "business combination" is defined to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation (or any subsidiary thereof) with, or the sale or other disposition of all or substantially all of the property and assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by a resident domestic corporation in response to a take-over offer.

     Sections 180.1140 to 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of such corporation (an "interested stockholder") within three years after the date such person became a 10% beneficial owner, unless the business combination or the acquisition of such stock has been approved before the stock acquisition date by the corporation's board of directors. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

     Under the WBCL, as amended in 1997, a "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin; (ii) it has significant business operations located in Wisconsin;
(iii) more than 10% of the holders of record of its shares are residents of Wisconsin; or (iv) more than 10% of its shares are held of record by residents of Wisconsin. The Company is a "resident domestic corporation" for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. The Company's Articles do not contain any such election.

     These provisions of the WBCL, the ability to issue additional shares of Common Stock and Preferred Stock without further shareholder approval (except as required under NYSE corporate governance standards), and certain other provisions of the Company's Articles (discussed above) could have the effect, among others, of discouraging take-over proposals for the Company, delaying or preventing a change in control of the Company, or impeding a business combination between the Company and a major shareholder of the Company.

                       DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

     The Company may, at its option, elect to have shares of Preferred Stock represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

     In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred

Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "--Amendment and Termination of the Deposit Agreement" above.

                  DESCRIPTION OF WARRANTS TO PURCHASE CLASS A
                        COMMON STOCK OR PREFERRED STOCK

     The following statements with respect to the Warrants to purchase Class A Common Stock or Preferred Stock (the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a Stock Warrant Agreement (the "Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), a form of which will be filed with the Commission.

GENERAL

     The Stock Warrants, evidenced by Stock Warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the Prospectus Supplement will describe the terms of the Stock Warrants, including the following: (i) the offering price, if any; (ii) the number of shares of Preferred Stock or Class A Common Stock purchasable upon exercise of each Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iii) if applicable, the designation and terms of the Securities with which the Stock Warrants are issued and the number of Stock Warrants issued with each such Security; (iv) if applicable, the date on and after which the Stock Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable; (v) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (vi) federal income tax consequences;(vii) call provisions of such Stock Warrants, if any; (viii) whether the Stock Warrants represented by the Stock Warrant Certificates will be issued in registered or bearer form; and (ix) any additional or other rights, preferences, privileges, limitations and restrictions relating to the Stock Warrants. The shares of Preferred Stock or Class A Common Stock issuable upon the exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

     Stock Warrant Certificates may be exchanged for new Stock Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Stock Warrant Agent or any Co-Stock Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Stock Warrants do not have any of the rights of holders of Class A Common Stock or Preferred Stock (except to the extent that the consent of holders of Stock Warrant may be required for certain modifications of the terms of the Class A Common Stock or Preferred Stock issuable upon exercise of the Stock

Warrants) and are not entitled to dividend payments on the Class A Common Stock or Preferred Stock purchasable upon such exercise.

EXERCISE OF STOCK WARRANTS

     Stock Warrants may be exercised by surrendering the Stock Warrant Certificate at the corporate trust office of the Stock Warrant Agent or at the corporate trust office of the Co-Stock Warrant Agent, if any, with the form of election to purchase on the reverse side of the Stock Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Stock Warrants, the Stock Warrant Agent or Co-Stock Warrant Agent, if any, will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock or Class A Common Stock purchasable upon such exercise in accordance with the instructions of the holder exercising the Stock Warrant and at the sole cost and risk of such holder. If less than all of the Stock Warrants evidenced by the Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

ANTI-DILUTION PROVISIONS

     Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including
(i) the issuance of a stock dividend to holders of Preferred Stock or Class A Common Stock or a combination, subdivision or reclassification of the Preferred Stock or Class A Common Stock; (ii) the issuance of rights, warrants or options to all holders of Preferred Stock or Class A Common Stock entitling the holders thereof to subscribe for or purchase Preferred Stock or Class A Common Stock for an aggregate consideration per share less than the current market price per share of the Preferred Stock or Class A Common Stock; or (iii) any distribution by the Company to the holders of its Preferred Stock or Class A Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (i) above). No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

                      DESCRIPTION OF PREFERRED SECURITIES

     The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities.

     Pursuant to the terms of the Trust Agreement for each Applied Power Trust, the Administrative Trustees, on behalf of such Applied Power Trust, are authorized to issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the assets of such Applied Power Trust, and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Applied Power Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Applied Power Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

GENERAL

     The Preferred Securities of an Applied Power Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Applied Power Trust except as described under "-- Subordination of

Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of an Applied Power Trust's Preferred Securities (each, a "Guarantee Agreement") will be a guarantee on a junior subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Applied Power Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as specified in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). Except as specified in the applicable Prospectus Supplement, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law to remain closed or a day on which the corporate trust office of the Property Trustee or the Trustee under the Indenture is closed for business.

     An Applied Power Trust's Preferred Securities represent beneficial ownership interests in the assets of such Applied Power Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Corresponding Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity date of such series of Corresponding Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Corresponding Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement. As a consequence of any such extension, Distributions on the related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Applied Power Trust which issued such Preferred Securities during any such Extension Period.

     If the Company shall have given notice of its selection of an Extension Period as provided pursuant to the Indenture with respect to the Corresponding Junior Subordinated Debt Securities of a series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Corresponding Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities of such series or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities of such series (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Agreement, if any, or any successor to such Rights Agreement, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees). For additional circumstances in which the Company is restricted in making such payments, see "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Restrictions on Certain Payments."

     The revenue of each Applied Power Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the Applied Power Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions of the related Preferred Securities. The payment of Distributions (if and to the extent the Applied Power Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Applied Power Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

PAYMENT OF EXPENSES

     Pursuant to the Indenture, the Company, as borrower, has agreed to pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Applied Power Trusts (including, but not limited to, all costs and expenses relating to the organization of the Applied Power Trusts, the fees and expenses of the Property Trustee, the Delaware Trustee and the Administrative Trustees and all costs and expenses relating to the operation of the Applied Power Trusts (other than with respect to the Trust Securities)) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other taxing authority, so that the net amounts received and retained by the applicable Applied Power Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the applicable Applied Power Trust would have received and retained had no such fees, expenses, debts and obligations been incurred by or imposed on the applicable Applied Power Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each, a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has agreed to irrevocably waive any right or remedy to require that any such Creditor take any action against the applicable Applied Power Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.

REDEMPTION OR EXCHANGE

     Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Trust Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Trust Securities.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) subject to the conditions described under "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Redemption" or (ii) as may be otherwise specified in the applicable Prospectus Supplement.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Applied Power Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debt Securities are distributed. Unless otherwise specified in the applicable Prospectus Supplement, "Liquidation Amount" means the stated amount per Trust Security specified in the applicable Prospectus Supplement.

     At any time, the Company has the right to dissolve an Applied Power Trust and, after satisfaction of the liabilities of creditors of such Applied Power Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities owned by such Applied Power Trust to be distributed to the holders of the related Preferred Securities and Common Securities in liquidation of the Applied Power Trust.

     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that the Company exercises its right to elect to dissolve the related Applied Power Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such related Preferred Securities and Common Securities in liquidation of the Applied Power Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Applied Power Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that an investor may receive on dissolution and liquidation of an Applied Power Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

REDEMPTION AND EXCHANGE PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption

Date only to the extent that the related Applied Power Trust has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities."

     If an Applied Power Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. Except as specified in the applicable Prospectus Supplement, in the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).
In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Applied Power Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Applied Power Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by an Applied Power Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions cease to accrue on the related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Applied Power Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default with respect to any Junior Subordinated Debt Security shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Applied Power Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Applied Power Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Applied Power Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Applied Power Trust's Preferred Securities then due and payable.

     In the case of any Event of Default with respect to any Junior Subordinated Debt Security, the Company as holder of such Applied Power Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities has been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Applied Power Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each Trust Agreement, each Applied Power Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the written direction to the Property Trustee from the Company, as Depositor, to dissolve such Applied Power Trust and distribute the Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Company, as Depositor);
(iii) the redemption of all of the Applied Power Trust's Trust Securities; and
(iv) the entry of an order for the dissolution of such Applied Power Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Applied Power Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Applied Power Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Applied Power Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Applied Power Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Applied Power Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Applied Power Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Applied Power Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (a "Trust Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of an Event of Default with respect to a Corresponding Junior Subordinated Debt Security under the Indenture (see "Description of Debt Securities -- Defaults and Remedies"); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
            (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Applied Power Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Trust Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Event of Default to the holders of such Applied Power Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Trust Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Applied Power Trust as described above. See "-- Liquidation Distribution upon Dissolution." The existence of a Trust Event of Default does not entitle the holders of Preferred Securities to cause the redemption of the Preferred Securities.

REMOVAL OF ISSUER TRUSTEES

     Unless an Event of Default with respect to a Corresponding Junior Subordinated Debt Security shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Trust Event of Default resulting from an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless a Trust Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATIONS OR REPLACEMENTS OF THE APPLIED POWER TRUSTS

     An Applied Power Trust may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below, as described in "-- Liquidation Distribution upon Dissolution" or as described in the Prospectus Supplement with respect to the Preferred Securities. An Applied Power Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Applied Power Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Applied Power Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Applied Power Trust experienced in such matters to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Applied Power Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Applied Power Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the Applied Power Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Applied Power Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Applied Power Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Applied Power Trust's status as a grantor trust for United States Federal income tax purposes or the Applied Power Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, the applicable Securities Resolution or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the Applied Power Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Applied Power Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Applied Power Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Applied Power Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Applied Power Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Trust Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Trust Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Applied Power Trusts in such a way that no Applied Power Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Applied Power Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Applied Power Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

     A Guarantee Agreement will be executed and delivered by the Company concurrently with the issuance by each Applied Power Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act, and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Applied Power Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Applied Power Trust's Preferred Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a junior subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Applied Power Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Applied Power Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Applied Power Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Applied Power Trust has funds on hand available therefor at such time or
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Applied Power Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Applied Power Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Applied Power Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Applied Power Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Applied Power Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the Applied Power Trust, the Applied Power Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all senior indebtedness and subordinated indebtedness of the Company. See "-- Status of the Guarantees." The majority of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on funds obtained from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of Debt Securities -- General" and --"Ranking of Debt Securities." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

     The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Applied Power Trusts with respect to the Common Securities to the same extent as the Preferred Securities Guarantee, except that upon an Event of Default with respect to a Corresponding Junior Subordinated Debt Security, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

     The Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee Agreement, the applicable Trust Agreement, the Corresponding Junior Subordinated Debt Securities, and the applicable Securities Resolution under the Indenture, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Applied Power Trust's obligations under the Preferred Securities. See "The Applied Power Trusts," "Description of Preferred Securities," and "Description of Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all senior indebtedness and subordinated indebtedness.

     Each Guarantee will rank pari passu with all other Guarantees issued by the Company relating to Preferred Securities. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Applied Power Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional senior indebtedness or subordinated indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting senior indebtedness or subordinated indebtedness.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the related Preferred Securities in any material respect (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the related outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee Agreement.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee Agreement without first instituting a legal proceeding against the Applied Power Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee Agreement and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee Agreement at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Applied Power Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Preferred Securities. Each will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York.


                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
             THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES
                              AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the applicable Applied Power Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the related Securities Resolution, the Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Applied Power Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such Applied Power Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Applied Power Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all senior indebtedness and subordinated indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Company, as borrower, shall pay for all and any costs, expenses and liabilities of such Applied Power Trust except the Applied Power Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Applied Power Trust will not engage in any activity that is not consistent with the limited purposes of such Applied Power Trust.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder if and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee Agreement.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the related Applied Power Trust or any other person or entity.

     A default or event of default under any senior or subordinated indebtedness of the Company would not necessarily constitute a Trust Event of Default. However, in the event of payment defaults under, or acceleration of, senior or subordinated indebtedness of the Company, the subordination provisions of the applicable Securities Resolution will, unless the applicable Securities Resolution states otherwise, provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute a Trust Event of Default.

LIMITED PURPOSE OF APPLIED POWER TRUSTS

     Each Applied Power Trust's Preferred Securities evidence undivided beneficial ownership interests in the assets of such Applied Power Trust, and each Applied Power Trust exists for the sole purposes of issuing its Preferred Securities and Common Securities, investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary, convenient or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions from such Applied Power Trust (or from the Company under the applicable Guarantee Agreement) if and to the extent such Applied Power Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of any Applied Power Trust involving the liquidation of the Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Applied Power Trust and, after satisfaction of creditors of such Applied Power Trust as provided by applicable law, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a junior subordinated creditor of the Company, subordinated in right of payment to all senior indebtedness and subordinated indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee Agreement and pursuant to the Indenture, as borrower, has agreed to pay for all costs, expenses and liabilities of each Applied Power Trust (other than the Applied Power Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Class A Common Stock at a future date or dates. The price per share of Class A Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities,
(y) debt obligations of third parties, including U.S. Treasury securities, or
(z) Preferred Securities of an Applied Power Trust, securing the holder's obligations to purchase the Class A Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid
Securities.   The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued. Certain material United States Federal income tax considerations applicable to the Stock Purchase Units and Stock Purchase Contracts will be set forth in the Prospectus Supplement relating thereto.

                              BOOK-ENTRY ISSUANCE

      The Debt Securities, Preferred Securities and Corresponding Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series ("Book-Entry Securities"). Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Book-Entry Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Book-Entry Securities represented thereby, a Book-Entry Security may not be transferred except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,

Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Securities on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Book-Entry Securities. Transfers of ownership interests in the Book-Entry Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Securities, except in the event that use of the book-entry system is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     To facilitate subsequent transfers, all Book-Entry Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co.   The deposit of Book-Entry Securities with DTC and their
registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Securities are credited, which may or may not
be the Beneficial Owners.   The Participants will remain responsible for keeping
account of their holdings on behalf of their customers.

     The Company and the Applied Power Trusts expect that conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Book-Entry Securities.

     Although voting with respect to the Book-Entry Securities is limited to the holders of record of the Book-Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book-Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy ( "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Book-Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     As long as the Book-Entry Securities are held by DTC or its nominee and DTC continues to make its same-day funds settlement system available to the Company, all payments on the Book-Entry Securities (other than Preferred Securities or Corresponding Junior Subordinated Debt Securities) will be made by the Company in immediately available funds to DTC. Distribution payments on the Preferred Securities or the Junior Subordinated Debt Securities will be made by the relevant Trustee to DTC. The Company and the Applied Power Trusts have been advised that DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Applied Power Trust (as applicable) or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment on Book-Entry Securities to DTC is the responsibility of the Company or the relevant Trustee (as applicable), disbursement of such payments to Direct Participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Preferred Securities of such series in exchange for the Global Security
representing such series of Preferred Securities.   In addition, the Company may
at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Security or the Securities representing such series of Preferred Securities. Further, if the Company so specifies with respect to Preferred Securities of a series, an owner of a beneficial interest in a Global Security representing Preferred Securities of such series may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, a Beneficial Owner in such Global Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in such denominations as set forth in the accompanying Prospectus Supplement.

     DTC may discontinue providing its services as securities depositary with respect to Debt Securities at any time by giving reasonable notice to the Company or the Indenture Trustee. Under such circumstances, if a successor depositary is not appointed by the Company within 90 days, the Company will issue individual definitive Debt Securities in exchange for all the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities represented by Global Securities and, in such event, will issue individual definitive Debt Securities in exchange for all the Global Securities representing the Debt Securities. Individual definitive Debt Securities so issued will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and registered in such names as DTC shall direct.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Applied Power Trusts and the Company believe to be accurate, but the Applied Power Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Applied Power Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                             PLAN OF DISTRIBUTION

     The Company and/or any Applied Power Trust may sell the Securities in any one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii)
through agents.   Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company and/or an Applied Power Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's and/or the applicable Applied Power Trust's Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company and/or an applicable Applied Power Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

     Securities may also be sold directly by the Company and/or an Applied Power Trust or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company and/or an Applied Power Trust to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company and/or an Applied Power Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company and/or an Applied Power Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company and/or an Applied Power Trust shall have sold to such underwriters all of such Securities other than the Securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of Securities that may stabilize, maintain, or otherwise affect the price of such Securities, such intention and a description of such transactions will be described in the Prospectus Supplement.

     Agents and underwriters may be entitled under agreements entered into with the Company and/or the applicable Applied Power Trust to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                             CERTAIN LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplements, certain legal matters in connection with the Securities will be passed upon (i) for the Company by Quarles & Brady LLP, Milwaukee, Wisconsin, counsel to the Company, (ii) for the Applied Power Trusts (with respect to the validity of the Preferred Securities under Delaware law) by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Applied Power Trusts and the Company, and (iii) for any underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Anthony
W. Asmuth III, the Corporate Secretary of the Company, is a partner in Quarles & Brady LLP. As of the date of this Prospectus, Mr. Asmuth owned 38,420 shares of the Company's Class A Common Stock and served as trustee or co-trustee with sole or shared voting and dispositive powers over trusts that held an aggregate of 270,402 shares of Class A Common Stock.

                                    EXPERTS

     The consolidated financial statements of the Company as of and for the year ended August 31, 1998, and the combination of the consolidated balance sheet as of August 31, 1997, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the two years in the period then ended, after restatement for the 1998 pooling of interests, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of the Company for the years ended August 31, 1997 and 1996, prior to restatement for pooling of interests, and the separate financial statements of ZERO Corporation included in the 1997 and 1996 restated consolidated financial statements, for the years ended March 31, 1997 and 1996, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Rubicon Group plc for the year ended May 31, 1998, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers, chartered accountants and registered auditors, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement are as follows:

   SEC registration fee (actual)......................  $ 88,500
   Trustee's fee and expenses.........................    15,000
   Printing and engraving expenses....................    90,000
   Legal fees and expenses............................   125,000
   Accounting fees and expenses.......................    50,000
   Rating agency fees.................................   100,000
   Miscellaneous......................................    10,000
                                                        --------

     Total............................................  $478,500
                                                        ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful mis conduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Company against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Company's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Company are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

     Under each Trust Agreement, the Company will agree to indemnify each of the Issuer Trustees of the Applied Power Trusts or any predecessor Issuer Trustee for the Applied Power Trusts, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16.  EXHIBITS.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

          The undersigned Registrants hereby undertake (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, State of Wisconsin, on December 23, 1998.



                                   APPLIED POWER INC.
                                   (Registrant)



                                   By:  /s/ ROBERT C. ARZBAECHER
                                       ----------------------------
                                       Robert C. Arzbaecher
                                       Senior Vice President and
                                       Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



            SIGNATURE                             TITLE



/s/ RICHARD G. SIM                    Chairman of the Board, President and
-----------------------
Richard G. Sim                        Chief Executive Officer; Director



/s/ ROBERT C. ARZBAECHER              Senior Vice President and Chief Financial
------------------------              Officer
Robert C. Arzbaecher                  (Principal Financial Officer)


/s/ RICHARD D. CARROLL                Treasurer, Controller and
----------------------
Richard D. Carroll                    Principal Accounting Officer



/s/ H. RICHARD CROWTHER*              Director
------------------------
H. Richard Crowther



/s/ JACK L. HECKEL*                   Director
-------------------
Jack L. Heckel



/s/ RICHARD A. KASHNOW*               Director
-----------------------
Richard A. Kashnow



/s/ L. DENNIS KOZLOWSKI*              Director
------------------------
L. Dennis Kozlowski



/s/ JOHN J. McDONOUGH*                Director
----------------------
John J. McDonough



* By signing his name hereto, Robert C. Arzbaecher signs this document on behalf of each person indicated above pursuant to the power of attorney duly executed by such persons.



                                    By  /s/  ROBERT C. ARZBAECHER
                                        -------------------------
                                             Robert C. Arzbaecher
                                             Attorney-in-Fact



Each of the above signatures is affixed as of December 23, 1998.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Applied Power Capital Trust I and Applied Power Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, State of Wisconsin, on December 23, 1998.



                                   APPLIED POWER CAPITAL TRUST I



                                   By:  Applied Power Inc., as Depositor



                                   By:  /s/ ROBERT C. ARZBAECHER
                                        ------------------------
                                        Robert C. Arzbaecher
                                        Senior Vice President and
                                        Chief Financial Officer



                                   APPLIED POWER CAPITAL TRUST II



                                   By:  Applied Power Inc., as Depositor


                                   By:  /s/ ROBERT C. ARZBAECHER
                                        ------------------------
                                        Robert C. Arzbaecher
                                        Senior Vice President and
                                        Chief Financial Officer

                               APPLIED POWER INC
                                (THE "COMPANY")
                         (COMMISSION FILE NO. 1-11288)


                                 EXHIBIT INDEX
                                      TO
                        FORM S-3 REGISTRATION STATEMENT



      The following exhibits are filed with or incorporated by reference in this Registration Statement:


EXHIBIT        DESCRIPTION                                    INCORPORATED HEREIN             FILED
                                                              BY REFERENCE TO                 HEREWITH
   1.1*        Form of Purchase Agreement for Debt
               Securities and Debt Warrants

   1.2*        Form of Purchase Agreement for Equity
               Securities

   1.3*        Form of Purchase Agreement for Preferred
               Securities, Stock Purchase Contracts or
               Stock Purchase Units

   3.1         Restated Articles of Incorporation of the      Exhibit 4.1 to the
               Company                                        Company's Registration
                                                              Statement on Form S-8

                                                              (File No. 333-46469)
   3.2         Amended and Restated By-Laws                   Exhibit 3.2 to the
               of the Company                                 Company's Form 10-K
                                                              for fiscal year ended
                                                              August 31, 1997


   4.1         Articles III, IV and V of the Company's        See Exhibit 3.1 above
               Restated Articles of Incorporation

   4.2         Agreement for Purchase and Sale, dated         Exhibit 19.2(a)-(g) to
               August 29, 1990, between Minnesota             the Company's Form
               Mining and Manufacturing Company and           10-Q for quarter ended
               Applied Power Inc., and seven related          May 31, 1991
               Leases, each dated April 29, 1991, between
               Bernard Garland and Sheldon Garland, d/b/a
               Garland Enterprises, as Landlord, and
               Applied Power Inc., as Tenant

EXHIBIT        DESCRIPTION                                        INCORPORATED HEREIN                FILED
                                                                  BY REFERENCE TO                    HEREWITH
    4.3        Multicurrency Credit Agreement, dated as of        Exhibit 4.4 to the
               October 14, 1998, among Applied Power              Company's Form 10-K
               Inc. and Enerpac B.V., as Borrowers,               for fiscal year ended
               various financial institutions from time to        August 31, 1998 ("1998
               time party thereto, as Lenders, the First          10-K")
               National Bank of Chicago, as Syndication
               Agent, Societe Generale, as Documentation
               Agent, and Bank of America National Trust
               and Savings Association, as Administrative
               Agent, arranged by NationsBanc
               Montgomery Securities LLC

    4.4        (a) Receivables Purchase Agreement dated           Exhibit 4.1 to the
               as of November 20, 1997 among Applied              Company's Form 10-Q
               Power Credit Corporation as Seller, Applied        for quarter ended
               Power Inc. individually and as Servicer, and       November 30, 1997
               Barton Capital Corporation as Purchaser and
               Societe Generale as Agent

               (b) First Amendment to Receivables                 Exhibit 4.5(b) to 1998
               Purchase Agreement dated as of August 28,          10-K
               1998


    4.5        Form of Indenture for Debt Securities+                                                   X

    4.6        Certificate of Trust of Applied Power                                                    X
               Capital Trust I

    4.7        Trust Agreement of Applied Power Capital                                                 X
               Trust I

    4.8        Certificate of Trust of Applied Power                                                    X
               Capital Trust II

    4.9        Trust Agreement of Applied Power Capital                                                 X
               Trust II

    4.10       Form of Amended and Restated Trust                                                       X
               Agreement for Applied Power Capital Trusts
               I and II

    4.11       Form of Preferred Security Certificate for                                               X
               Applied Power Capital Trusts I and II
               (incorporated by reference to Exhibit D of
               Exhibit 4.10)

    4.12       Form of Guarantee Agreement for Applied                                                  X
               Power Capital Trusts I and II

    5.1        Opinion of Quarles & Brady LLP+                                                          X

EXHIBIT        DESCRIPTION                                    INCORPORATED HEREIN           FILED
                                                              BY REFERENCE TO               HEREWITH
    5.2        Opinion of Morris, Nichols, Arsht & Tunnell                                      X
               as to the legality of the Preferred Securities
               to be issued by Applied Power Capital Trust
               I and Applied Power Capital Trust II

   12          Statement of Computation of Ratio of                                             X
               Earnings to Fixed Charges+

   23.1        Consent of Deloitte & Touche LLP                                                 X
               Milwaukee, Wisconsin+

   23.2        Consent of Deloitte & Touche LLP                                                 X
               Los Angeles, California

   23.3        Consent of PricewaterhouseCoopers LLP                                            X
               Milwaukee, Wisconsin

   23.4        Consent of PricewaterhouseCoopers                                                X
               Birmingham, England

   23.5        Consent of Quarles & Brady LLP                                               Contained in Exhibit 5.1

   23.6        Consent of Morris, Nichols, Arsht & Tunnell                                  Contained in Exhibits 5.2

   24          Power of Attorney                              Signature page of
                                                              original Registration
                                                              Statement

   25.1        Form T-1, Statement of Eligibility under the                                     X
               Trust Indenture Act of 1939 of The First
               National Bank of Chicago with respect to the
               Indenture for Debt Securities and the
               Guarantees for the benefit of the holders of
               Preferred Securities of Applied Power
               Capital Trust I and Applied Power Capital
               Trust II+

   25.2        Form T-1, Statement of Eligibility under the                                     X
               Trust Indenture Act of 1939 of The First
               National Bank of Chicago with respect to the
               Amended and Restated Trust Agreement of
               Applied Power Capital Trust I

   25.3        Form T-1, Statement of Eligibility under the                                     X
               Trust Indenture Act of 1939 of The First
               National Bank of Chicago with respect to the
               Amended and Restated Trust Agreement of
               Applied Power Capital Trust II

_______________

* To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.
+ Replaces the form of this Exhibit previously filed with this Registration
  Statement.